EXHIBIT 99.2 (a) The audited financial statements of Jussey for the years ended March 31, 2012 and 2011

JUSSEY INVESTMENTS LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED

31 MARCH 2012

INDEPENDENT AUDITORS’ REPORT

TO THE SHAREHOLDERS OF JUSSEY INVESTMENTS LIMITED

(Incorporated in the British Virgin Islands with limited liability)

We have audited the consolidated financial statements of Jussey Investments Limited (the “Company”) and its subsidiaries (together, the “Group”) set out on pages 3 to 32, which comprise the consolidated balance sheets as at 31 March 2012, and the consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated cash flow statement for the year then ended, and a summary of significant accounting policies and other explanatory information.

Director’s responsibility for the consolidated financial statements

The directors are responsible for the preparation of financial statements that give a true and fair view in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board, and for such internal control as the directors determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit and to report our opinion solely to you, as a body, and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report.

Except as describe in the basis for qualified opinion paragraph, we conducted our audit in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors” judgement, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity”s preparation of the consolidated financial statements that give a true and fair view in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity”s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the directors, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Unit 1278, 12th Floor, Kowloonbay International Trade & Exhibition Centre, 1 Trademart Drive, Kowloon Bay, Hong Kong

Tel: (852) 2541-0862	Fax: (852) 3544-8248	Email: customer_service@proconcpa.com

INDEPENDENT AUDITORS’ REPORT

TO THE SHAREHOLDERS OF JUSSEY INVESTMENTS LIMITED

(Incorporated in the British Virgin Islands with limited liability)

(Continued)

Basis of qualified opinion

The result of the Group is reported on the basis that the Group continues to carry on business. However, the Group had suffered from a net deficit of US$9,965,220 as at 31 March 2012 and a loss of US$2,016,607 for the year then ended. In the event that the Group fails to operate on an ongoing basis, the value of the assets would have to be reduced to their net realisable value and the Group would have to provide for additional liabilities which may arise.

Qualified Opinion

In our opinion, except for the effect on the consolidated financial statements of the matter described in the basis for qualified opinion paragraph, the consolidated financial statements give a true and fair view of the state of the Group”s affairs as at 31 March 2012 and of the Group”s loss and cash flows for the year then ended in accordance with International Financial Reporting Standards.

/s/ PROCON CPA Limited

PROCON CPA Limited

Certified Public Accountants

Engagement Director: Eric Choy

Practising Certificate Number: P04687

Hong Kong, 25 September 2012

Unit 1278, 12th Floor, Kowloonbay International Trade & Exhibition Centre, 1 Trademart Drive, Kowloon Bay, Hong Kong

Tel: (852) 2541-0862	Fax: (852) 3544-8248	Email: customer_service@proconcpa.com

JUSSEY INVESTMENTS LIMITED

(All amounts in United States dollars unless otherwise stated)

CONSOLIDATED BALANCE SHEET

		As at 31 March
	Note	2012	2011
ASSETS
Non-current asset
Property, plant and equipment	5	798,881	573,892

Current assets
Cash at banks and in hand	11	101,818	118,908
Pledged bank deposits	10	132,573	132,423
Derivative financial instrument	8	3,799	-
Trade and other receivables	9	858,260	1,457,387
Inventories	7	814,129	865,887

		1,910,579	2,574,605

Total assets		2,709,460	3,148,497

EQUITY
Capital and reserves attributable to the Company’s equity
holders
Share capital	12	25,643	1
Reserves	13	(8,057,324)	(6,396,356)
Non-controlling interest		(1,933,539)	(1,599,088)

Total equity / (deficit)		(9,965,220)	(7,995,443)

LIABILITIES
Non-current liability
Obligations under finance leases	16	287,678	-

		287,678	-

JUSSEY INVESTMENTS LIMITED

(All amounts in United States dollars unless otherwise stated)

CONSOLIDATED BALANCE SHEET

		As at 31 March
	Note	2012	2011
Current liabilities
Bank overdrafts	15	69,976	59,073
Obligations under finance leases	16	41,097	110,330
Trade and other payables	14	12,275,929	10,972,095
Income tax payable		-	2,442

		12,387,002	11,143,940

Total liabilities		12,674,680	11,143,940

Total equity and liabilities		2,709,460	3,148,497

Net current liabilities		(10,476,423)	(8,569,335)

Total assets less current liabilities		(9,677,542)	(7,995,443)

/s/ Zhiming Li
Sole director

The notes on pages 8 to 32 are an integral part of these consolidated financial statements.

JUSSEY INVESTMENTS LIMITED

(All amounts in United States dollars unless otherwise stated)

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

		Year ended 31 March
	Note	2012	2011

Revenue	17	6,562,947	4,380,106

Cost of sales	18	(5,985,636)	(4,899,756)

Gross income / (loss)		577,311	(519,650)

Other income and gain	17	206,524	104,801

Selling and distribution expenses	18	(385,078)	(169,305)

Administrative expenses	18	(2,400,321)	(1,749,413)

Operating loss		(2,001,564)	(2,333,567)

Finance costs	19	(15,043)	(18,642)

Loss before income tax		(2,016,607)	(2,352,209)

Income tax expense	20	-	(14,344)

Profit / (Loss) for the year attributable to the equity
holders of the Company		(2,016,607)	(2,366,553)

Other comprehensive income for the year
- Currency translation difference		21,188	(13,889)

Total comprehensive income for the year		(1,995,419)	(2,380,442)

Attributable to:
- Owners of the company		(1,660,968)	(1,904,354)
- Non-controlling interests		(334,451)	(476,088)

		(1,995,419)	(2,380,442)

The notes on pages 8 to 32 are an integral part of these consolidated financial statements.

JUSSEY INVESTMENTS LIMITED

(All amounts in United States dollars unless otherwise stated)

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Attributable to equity holders of the Company
	Share	Accumulated Non-controlling
	capital	loss	interest	Total

Balance at 1 April 2010	1	(4,492,002)	(1,123,000)	(5,615,001)

Loss for the year	-	(2,366,553)	-	(2,366,553)

Other comprehensive income:
- Currency translation difference	-	(13,889)	-	(13,889)

Total comprehensive income	-	(2,380,442)	-	(2,380,442)

Transfer to non-controlling interest	-	476,088	(476,088)	-

	-	(1,904,354)	(476,088)	(2,380,442)

Balance at 31 March 2011 and at 1 April
2011	1	(6,396,356)	(1,599,088)	(7,995,443)

Increase in share capital	25,642	-	-	25,642

Loss for the year	-	(2,016,607)	-	(2,016,607)

Other comprehensive income:	-
- Currency translation difference	-	21,188	-	21,188

Total comprehensive income	-	(1,995,419)	-	(1,995,419)

Transfer to non-controlling interest	-	334,451	(334,451)	-

	-	(1,660,968)	(334,451)	(1,995,419)

Balance at 31 March 2012	25,643	(8,057,324)	(1,933,539)	(9,965,220)

The notes on pages 8 to 32 are an integral part of these consolidated financial statements.

JUSSEY INVESTMENTS LIMITED

(All amounts in United States dollars unless otherwise stated)

CONSOLIDATED CASH FLOW STATEMENT

		Year ended 31 March
	Note	2012	2011

Cash flows from operating activities

Loss before income tax		(2,016,607)	(2,352,209)
Adjustment for:
Depreciation	5	360,894	247,579
Gain from derivative financial instrument		(3,799)	-
Interest expense	19	15,043	18,642
Interest income		(249)	(110)
Changes in working capital
Decrease/(increase) in trade and other receivables		602,043	(542,321)
Decrease/(increase) in inventories		56,889	(339,770)
Increase in trade and other payables		1,301,136	3,485,637

Net cash generated from operating activities		315,350	517,448

Cash flows from investing activities

Additions to property, plant and equipment	5	(563,041)	(178,135)
Interest received		249	110

Net cash used in investing activities		(562,792)	(178,025)

Cash flows from financing activities

Issue of share capital	12	1	-
Increase in pledged bank deposits	10	(150)	(51)
Drawdown of long-term bank borrowings, secured	16	287,678	-
Repayment of short-term bank borrowings, secured	15	-	(74,786)
Repayment of principal portion of finance lease	21(b)	(110,330)	(103,589)
Interest paid		(15,043)	(18,642)

Net cash generated from/(used in) financing activities		162,156	(197,068)

Net (decrease)/increase in cash and cash equivalents		(85,286)	142,355
Cash and cash equivalents at beginning of the year		59,835	(55,835)
Effect on changes of foreign exchange rate		57,293	(26,685)

Cash and cash equivalents at end of the year	21(a)	31,842	59,835

The notes on pages 8 to 32 are an integral part of these consolidated financial statements.

JUSSEY INVESTMENTS LIMITED

(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1	Background information

Jussey Investments Limited (the “Company”) is a private limited liability company incorporated in British Virgin Islands. The address of the registered office and principal place of business of the Company is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

On 30 September 2011, the Company executed an acquisition of 1 ordinary shares of USmart Electronic Products Limited (“USmart”). On 14 July 2012, USmart allotted 7 ordinary shares to the Company and 2 ordinary shares to an individual investor. The Company became 80% holding company of USmart.

On 11 April 2012, the Company executed an acquisition of 200,000 ordinary shares of eVision Telecom Limited (“eVision”) and became 100% holding company of eVision.

The principal activity of the Company is investment holding. The principal activities of the subsidiaries are set out in Note 2.4 to the consolidated financial statements.

These consolidated financial statements are presented in United States dollars unless otherwise stated. These consolidated financial statements have been approved for issue by the Board of Directors on 25 September 2012.

2	Summary of significant accounting policies

The principal accounting policies applied in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

2.1	Basis of preparation

The consolidated financial statements of the Group have been prepared under the historical cost convention, as modified by the revaluation of certain assets and liabilities, which are stated at fair value, and in accordance with International Financial Reporting Standards (“IFRS”), which collective term includes all applicable individual IFRS, International Accounting Standards (“IAS”) and interpretations issued by the International Accounting Standard Board, accounting principles generally accepted internationally.

The preparation of consolidated financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group”s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in Note 4.

2.2	Going concern

At 31 March 2012, the Group”s current liabilities exceeded its current assets by $10,476,423 (2011: $8,569,335) and shareholders” deficit of $9,965,220 (2011: $7,995,443). The shareholder of the Group has confirmed its intention to provide continuing financial support to the Group so as to enable it to meet its liabilities as and when they fall due and to continue its business for the foreseeable future. The directors believe that the Group will continue as a going concern. Consequently, the directors have prepared the financial statements on a going concern basis.

JUSSEY INVESTMENTS LIMITED

(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of significant accounting policies (Continued)

2.3	Changes in accounting policy and disclosures

(a)	New and amended standards adopted by the group

The following new standards and amendments to standards are mandatory for the first time for the financial year beginning 1 April 2011 that would be expected to have a material impact on the group .

IAS 24 (Revised), “Related Party Disclosures” is effective for annual period beginning on or after January 2011. It introduces an exemption from all of the disclosure requirements of IAS 24 for transactions among government related entities and the government. Those disclosures are replaced with a requirement to disclose:

(i)	The name of the government and the nature of their relationship;
(ii)	The nature and amount of any individually significant transactions; and
(iii)	The extent of any collectively-significant transactions qualitatively or quantitatively.

It also clarifies and simplifies the definition of a related party.

(b)	New and amended standards have been issued but are not effective for the financial year beginning 1 April 2011 and have not been early adopted

The group”s and parent entity”s assessment of the impact of these new and amended standards is set out below.

IFRS 9, ,,Financial instruments” addresses the classification, measurement and recognition of financial assets and financial liabilities. IFRS 9 was issued in November 2009 and October 2010. It replaces the parts of IAS 39 that relate to the classification and measurement of financial instruments. IFRS 9 requires financial assets to be classified into two measurement categories: those measured as at fair value and those measured at amortised cost. The determination is made at initial recognition. The classification depends on the entity's business model for managing its financial instruments and the contractual cash flow characteristics of the instrument. For financial liabilities, the standard retains most of the IAS 39 requirements. The main change is that, in cases where the fair value option is taken for financial liabilities, the part of a fair value change due to an entity”s own credit risk is recorded in other comprehensive income rather than the income statement, unless this creates an accounting mismatch. The group is yet to assess IFRS 9”s full impact and intends to adopt IFRS 9 upon its effective date, which is for the accounting period beginning on or after 1 January 2015.

IFRS 10,, Consolidated financial statements” builds on existing principles by identifying the concept of control as the determining factor in whether an entity should be included within the consolidated financial statements of the parent company. The standard provides additional guidance to assist in the determination of control where this is difficult to assess. The group is yet to assess IFRS 10”s full impact and intends to adopt IFRS 10 no later than the accounting period beginning on or after 1 January 2013.

JUSSEY INVESTMENTS LIMITED

(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of significant accounting policies (Continued)

2.3	Changes in accounting policy and disclosures (Continued)

(b)	New and amended standards have been issued but are not effective for the financial year beginning 1 April 2011 and have not been early adopted (Continued)

IFRS 12 ,,Disclosures of interests in other entities” includes the disclosure requirements for all forms of interests in other entities, including joint arrangements, associates, special purpose vehicles and other off balance sheet vehicles. The group is yet to assess IFRS 12”s full impact and intends to adopt IFRS 12 no later than the accounting period beginning on or after 1 January 2013.

IFRS 13,, Fair value measurement” aims to improve consistency and reduce complexity by providing a precise definition of fair value and a single source of fair value measurement and disclosure requirements for use across IFRSs. The requirements do not extend the use of fair value accounting but provide guidance on how it should be applied where its use is already required or permitted by other standards within IFRSs. The group is yet to assess IFRS 13”s full impact and intends to adopt IFRS 13 no later than the accounting period beginning on or after 1 January 2013.

There are no other IFRSs or IFRIC interpretations that are not yet effective that would be expected to have a material impact on the group.

2.4	Consolidation

The consolidated financial statements include the Company and its subsidiary, are prepared as if the Company had acquired its subsidiary on April 1, 2010 and complied in accordance with IFRS. All significant inter-company accounts and transactions between consolidated companies have been eliminated in consolidation. The consolidated financial statements include 100% of assets, liabilities, and net income or loss of its majority-owned subsidiary; the ownership interests of minority investors are recorded as noncontrolling interests.

The Company”s subsidiary companies and its principal activities as of March 31, 2012 are summarized as follows:

		Place of	Percentage of
	Date of	incorporation/	equity interest
	incorporation/	registration and	attributable to
Name	establishment	operation	the Company	Principal activities
Usmart Electronic	21 February 2005	Hong Kong	80% (Direct)	Investment holding
Products Limited				and manufacturing
(“Usmart”)				and trading of
electronic
components and
products
eVision Telecom Limited	8 April 2011	Hong Kong	100% (Direct)	Research and
(“eVision”)				development
Dongguan Ke Zheng	10 July 2010	The People” s	80% (Indirect)	Trading and
Electronic Company		Republic of		manufacturing of
Limited (東莞科正電子		China		electronic products
有限公司)

JUSSEY INVESTMENTS LIMITED

(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of significant accounting policies (Continued)

2.5	Foreign currency translation

(a)	Functional and presentation currency

Items included in the consolidated financial statements of each of the group entities are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). The consolidated financial statements are presented in United States dollars, while the Group”s major functional currency is Hong Kong dollars (HK$). The consolidated financial statements are translated into United States dollars from HK$ with a ratio of USD1.00=HK$7.80, a fixed exchange rate maintained between Hong Kong and United States derived from the Hong Kong Monetary Authority pegging HK$ and USD monetary policy.

(b)	Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the consolidated statement of comprehensive income.

(c)	Group entities

The results and financial positions of all the group entities that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

(i)	assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;

(ii)	income and expenses for each statement of comprehensive income presented are translated at average exchange rates; and

(iii)	all resulting exchange differences are recognised as a separate component of equity.

2.6	Property, plant and equipment

Property, plant and equipment are stated at historical cost less depreciation and impairment losses. Historical cost includes expenditure that is directly attributable to the acquisition of the items.

Subsequent costs are included in the asset's carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognised. All other repairs and maintenance are expensed in the consolidated statement of comprehensive income during the financial year in which they are incurred.

JUSSEY INVESTMENTS LIMITED

(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of significant accounting policies (Continued)

2.6	Property, plant and equipment (Continued)

Depreciation of leasehold improvements is calculated to write off their cost less accumulated impairment losses over the unexpired periods of the leases or their expected useful lives of 1 to 5 years to the Group, whichever is shorter. Depreciation of other property, plant and equipment are calculated using the straight-line method to allocate their cost to their residual values over their estimated useful lives, as follows:

- Tools	5 years
- Plant and machinery	5 years
- Leasehold improvement	5 years
- Furniture, fixtures and equipment	5 years
- Motor vehicles	3 – 5 years

The assets” residual values and useful lives are reviewed, and adjusted if appropriate, at each balance sheet date. An asset”s carrying amount is written down immediately to its recoverable amount if the asset”s carrying amount is greater than its estimated recoverable amount (Note 2.8).

An item of property, plant and equipment is derecognised upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss on derecognition and disposal of a property, plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant asset, and is recognised in the consolidated statement of comprehensive income.

2.7	Impairment of investments in subsidiaries and non-financial assets

Assets that have an indefinite useful life for example, goodwill or intangible assets not ready to use are not subject to amortisation and are tested annually for impairment. Assets that are subject to amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset”s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset”s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). Non-financial assets other than goodwill that suffered an impairment are reviewed for possible reversal of the impairment at each reporting date

2.8	Financial assets

The group classifies its financial assets in the following categories: at fair value through profit or loss, loans and receivables, and available for sale. The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of its financial assets at initial recognition.

(a)	Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss are financial assets held for trading. A financial asset is classified in this category if acquired principally for the purpose of selling in the short term. Derivatives are also categorised as held for trading unless they are designated as hedges. Assets in this category are classified as current assets if expected to be settled within 12 months; otherwise, they are classified as non-current.

JUSSEY INVESTMENTS LIMITED

(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of significant accounting policies (Continued)

2.8	Financial assets (Continued)

(b)	Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for the amounts that are settled or expected to be settled more than 12 months after the end of the reporting period. These are classified as non-current assets. The group's loans and receivables comprise `trade and other receivables' and cash and cash equivalents' in the balance sheet

(c)	Available-for-sale financial assets

Available-for-sale financial assets are non-derivatives that are either designated in this category or not classified in any of the other categories. They are included in non-current assets unless the investment matures or management intends to dispose of it within 12 months of the end of the reporting period.

2.9	Impairment of financial assets

(a)	Assets carried at amortised cost

The group assesses at the end of each reporting period whether there is objective evidence that a financial asset or group of financial assets is impaired. A financial asset or a group of financial assets is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a,, loss event” ) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated.

For loans and receivables category, the amount of the loss is measured as the difference between the asset's carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the financial asset's original effective interest rate. The carrying amount of the asset is reduced and the amount of the loss is recognised in the consolidated income statement. If a loan or held- to-maturity investment has a variable interest rate, the discount rate for measuring any impairment loss is the current effective interest rate determined under the contract. As a practical expedient, the group may measure impairment on the basis of an instrument's fair value using an observable market price.

If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognised (such as an improvement in the debtor”s credit rating), the reversal of the previously recognised impairment loss is recognised in the consolidated income statement.

JUSSEY INVESTMENTS LIMITED

(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of significant accounting policies (Continued)

2.9	Impairment of financial assets (Continued)

(b)	Assets classified as available for sale

The group assesses at the end of each reporting period whether there is objective evidence that a financial asset or a group of financial assets is impaired. For debt securities, the group uses the criteria referred to in (a) above. In the case of equity investments classified as available for sale, a significant or prolonged decline in the fair value of the security below its cost is also evidence that the assets are impaired. If any such evidence exists for available-for-sale financial assets, the cumulative loss measured as the difference between the acquisition cost and the current fair value, less any impairment loss on that financial asset previously recognised in profit or loss is removed from equity and recognised in profit or loss. Impairment losses recognised in the consolidated income statement on equity instruments are not reversed through the consolidated income statement. If, in a subsequent period, the fair value of a debt instrument classified as available for sale increases and the increase can be objectively related to an event occurring after the impairment loss was recognised in profit or loss, the impairment loss is reversed through the consolidated income statement.

2.10	Derivative financial instruments and hedging activities

Derivatives are initially recognised at fair value on the date a derivative contract is entered into and are subsequently re-measured at their fair value. The method of recognising the resulting gain or loss depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged. The group designates certain derivatives as either:

(a)	hedges of the fair value of recognised assets or liabilities or a firm commitment (fair value hedge);

(b)	hedges of a particular risk associated with a recognised asset or liability or a highly probable forecast transaction (cash flow hedge); or

(c)	hedges of a net investment in a foreign operation (net investment hedge).

Fair value hedge

Changes in the fair value of derivatives that are designated and qualified as fair value hedges are recorded in the income statement, together with any changes in the fair value of the hedged asset or liability that are attributable to the hedged risk. The group only applies fair value hedge accounting for hedging fixed interest risk on borrowings. The gain or loss relating to the effective portion of interest rate swaps hedging fixed rate borrowings is recognised in the income statement within ,,finance costs” . The gain or loss relating to the ineffective portion is recognised in the income statement within other gains/(losses) net . Changes in the fair value of the hedge fixed rate borrowings attributable to interest rate risk are recognised in the income statement within ,,finance costs”.

If the hedge no longer meets the criteria for hedge accounting, the adjustment to the carrying amount of a hedged item for which the effective interest method is used is amortised to profit or loss over the period to maturity.

JUSSEY INVESTMENTS LIMITED

(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of significant accounting policies (Continued)

2.10	Derivative financial instruments and hedging activities (Continued)

Cash flow hedge

The effective portion of changes in the fair value of derivatives that are designated and qualified as cash flow hedges is recognised in other comprehensive income. The gain or loss relating to the ineffective portion is recognised immediately in the income statement within,, other gains/(losses) net” .

Amounts accumulated in equity are reclassified to profit or loss in the periods when the hedged item affects profit or loss (for example, when the forecast sale that is hedged takes place). The gain or loss relating to the effective portion of interest rate swaps hedging variable rate borrowings is recognised in the income statement within ,,revenue” . However, when the forecast transaction that is hedged results in the recognition of a non-financial asset (for example, inventory or plant and equipment), the gains and losses previously deferred in equity are transferred from equity and included in the initial measurement of the cost of the asset. The deferred amounts are ultimately recognised in cost of goods sold in the case of inventory or in depreciation in the case of fixed assets.

When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised when the forecast transaction is ultimately recognised in the income statement. When a forecast transaction is no longer expected to occur, the cumulative gain or loss that was reported in equity is immediately transferred to the income statement within ,,other gains/(losses) - net” .

Net investment hedge

Hedges of net investments in foreign operations are accounted for similarly to cash flow hedges.

Any gain or loss on the hedging instrument relating to the effective portion of the hedge is recognised in other comprehensive income. The gain or loss relating to the ineffective portion is recognised in the income statement.

Gains and losses accumulated in equity are included in the income statement when the foreign operation is partially disposed of or sold.

2.11	Inventories

Inventories are stated at the lower of cost and net realisable value. Cost is determined using the first-in, first-out (FIFO) method. The cost of finished goods and work in progress comprises design costs, raw materials, direct labour, other direct costs and related production overheads (based on normal operating capacity). It excludes borrowing costs. Net realisable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses. Costs of inventories include the transfer from equity of any gains/losses on qualifying cash flow hedges purchases of raw materials

JUSSEY INVESTMENTS LIMITED

(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of significant accounting policies (Continued)

2.12	Trade and other receivables

Trade receivables are amounts due from customers for merchandise sold or services performed in the ordinary course of business. If collection of trade and other receivables is expected in one year or less (or in the normal operating cycle of the business if longer), they are classified as current assets. If not, they are presented as non-current assets.

Trade and other receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method, less provision for impairment.

2.13	Cash and cash equivalents

In the consolidated statement of cash flows, cash and cash equivalents includes cash in hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of three months or less, and bank overdrafts. In the consolidated and entity balance sheet, bank overdrafts are shown within borrowings in current liabilities.

2.14	Share capital

Ordinary shares are classified as equity. Mandatorily redeemable preference shares are classified as liabilities

Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

Where any group company purchases the company”s equity share capital (treasury shares), the consideration paid, including any directly attributable incremental costs (net of income taxes) is deducted from equity attributable to owners of the company until the shares are cancelled or reissued. Where such ordinary shares are subsequently reissued, any consideration received, net of any directly attributable incremental transaction costs and the related income tax effects, is included in equity attributable to owners of the company.

2.15	Trade and other payables

Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

Trade and other payables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method.

2.16	Borrowings

Borrowings are recognised initially at fair value, net of transaction costs incurred. Transaction costs are incremental costs that are directly attributable to the acquisition, issue or disposal of a financial asset or financial liability, including fees and commissions paid to agents, advisers, brokers and dealers, levies by regulatory agencies and securities exchanges, and transfer taxes and duties. Borrowings are subsequently stated at amortised cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognised in the consolidated statement of comprehensive income over the period of the borrowings using the effective interest method.

JUSSEY INVESTMENTS LIMITED

(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of significant accounting policies (Continued)

2.16	Borrowings (Continued)

Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the balance sheet date.

All other borrowing costs are charged to the consolidated statement of comprehensive income in the year in which they are incurred.

2.17	Borrowings cost

General and specific borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are added to the cost of those assets, until such time as the assets are substantially ready for their intended use or sale.

Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalisation.

All other borrowing costs are recognised in profit or loss in the period in which they are incurred.

2.18	Current and deferred income tax

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the Group operates and generates taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, deferred income tax is not recognised if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.

Deferred income tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Deferred taxation is provided on temporary differences arising on investments in subsidiaries and an associated company, except where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future.

2.19	Provisions

Provisions are recognised when the Group has a present legal or constructive obligation where, as a result of past events; it is probable that an outflow of resources will be required to settle the obligation; and the amount has been reliably estimated. Provisions are not recognised for future operating losses.

JUSSEY INVESTMENTS LIMITED

(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of significant accounting policies (Continued)

2.19       Provisions (Continued)

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognised even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

2.20	Revenue and other income recognition

Revenue is measured at the fair value of the consideration received or receivable, and represents amounts receivable for goods supplied, stated net of discounts returns and value added taxes. The Group recognises revenue when the amount of revenue can be reliably measured; when it is probable that future economic benefits will flow to the entity; and when specific criteria have been met for each of the group”s activities, as described below.

(a)	Sales of goods is recognized when the Group has transferred to the buyer the significant risks and rewards of ownership of the goods and the Group retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold;

(b)	Sales of consignment is recognised until the consignees sells the goods to a third party or purchases the consigned goods for its own account; and

(c)	Interest income is recognized using the effective interest method.

2.21	Employee benefits

(a)	Employee leave entitlements

Employee entitlements to annual leave and long service leave are recognised when they accrue to employees. A provision is made for the estimated liability for annual leave and long service leave as a result of services rendered by employees up to the balance sheet date.

Employee entitlements to sick leave and maternity or paternity leave are not recognised until the time of leave.

(b)	Defined contribution plans

The Group operates a defined contribution Mandatory Provident Fund retirement scheme under the Mandatory Provident Fund Scheme Ordinance, for all of its full-time employees in Hong Kong. Contributions are made based on a percentage of the employees” basic salaries and are charged to the consolidated statement of comprehensive income as they become payable. The Group and the employees are required to monthly contribute 5% of the employees salary with a maximum amount of HK$1,000 per month for each employee. The employers contributions are vested fully with the employees when contributed into the scheme. No forfeited contributions are available to reduce the contributions payable in the future years.

Pursuant to PRC laws and regulations, contributions to the defined contribution retirement schemes for the Group s local staff are made to the relevant government authorities in the PRC, which are calculated based on certain percentages of the applicable payroll costs as stipulated under the requirements in the PRC. These contributions are charged to the consolidated statement of comprehensive income as incurred.

JUSSEY INVESTMENTS LIMITED

(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of significant accounting policies (Continued)

2.22	Leases

Lease that transfer substantially all the rewards and risks of ownership of assets to the Group, are accounted for as finance leases. At the inception of a finance lease, the cost of the leased asset is capitalised at the fair value of the leased asset or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between the finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are charged to the consolidated statement of comprehensive income.

Capitalised leased assets are depreciated over the shorter of the estimated useful life of the asset or the lease term.

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are expensed in the consolidated statement of comprehensive income on a straight-line basis over the period of the lease.

3	Financial risk and capital risk management

The Group”s activities expose it to a variety of financial risks: market risk (including foreign exchange risk and cash flow and fair value interest rate risk), credit risk and liquidity risk. The Group”s overall risk management procedure focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the Group s financial performance.

3.1	Financial risk factors

(a)	Market risk

(i)	Foreign exchange risk

The Group operates in Hong Kong and in the PRC and is exposed to foreign exchange risk primarily with respect to the Hong Kong dollars and Renminbi. Foreign exchange risk arises when future commercial transactions, recognised assets and liabilities are denominated in a currency that is not the Group”s functional currency. In the opinion of the directors, such transactions are not significant and the Group does not have any significant foreign exchange risk. Accordingly, no sensitivity analysis is performed.

(ii)	Cash flow and fair value interest rate risk

Apart from the bank balances, borrowings, bank overdrafts and obligations under finance leases which carry interest at market rates, the Group has no significant interest-bearing assets or liabilities, and its income and operating cash flows are substantially independent of changes in market interest rates. Accordingly, the directors are of the opinion that the Group does not have significant cash flow and fair value interest rate risk and no sensitivity analysis is performed.

JUSSEY INVESTMENTS LIMITED

(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3	Financial risk and capital risk management (Continued)

3.1	Financial risk factors (Continued)

(b)	Credit risk

Credit risk arises from amounts due from group companies and an associated company, trade and other receivables and cash at banks.

In order to minimise the credit risk resulting from counterparty default, the management of the Group has delegated a team responsible for determination of credit limits, credit approvals and other monitoring procedures to ensure that follow-up action is taken to recover overdue debts. In addition, the Group reviews the recoverable amount of each individual customer at each balance sheet date to ensure that adequate impairment losses are made for irrecoverable amounts. In this regard, the directors are of the opinion that the relevant credit risk is significantly reduced. In addition, the Group trades with customers with good credit history; therefore, the related credit risk is low.

The credit risk on cash at banks is limited because the counterparties are reputable and creditworthy banks and the maximum exposure to credit risk of cash at banks at the balance sheet date is disclosed in Note 12. The maximum exposure to credit risk of other classes of financial assets at the balance sheet date is represented by the carrying amount of these financial assets as disclosed in Note 9. The Group does not hold any collateral as security.

(c)	Liquidity risk

Prudent liquidity risk management implies maintaining sufficient cash balances. Due to the nature of the underlying business, the Group aims to maintain flexibility in funding by a prudent dividend pay out policy.

The contractual undiscounted cash flows of the Group”s financial liabilities as disclosed in Note 9 based on the remaining period at the balance sheet date to the contractual maturity date is less than one year and equal their carrying values, as the impact of discounting is not significant.

3.2	Capital risk management

The Group”s objectives when managing capital are to safeguard the Group ability to continue as a going concern in order to provide returns for the shareholders and benefits for other stakeholders. The Group”s overall strategy remains unchanged from prior year.

The capital structure of the Group represents equity attributable to equity holders of the Group, comprising issued share capital and retained earnings.

In order to maintain or adjust the capital structure, the Group may adjust the amount of dividends paid to the shareholders or issue new shares.

3.3	Fair value estimation

The carrying values less impairment provision of receivables and payables are a reasonable approximation of their fair values. The fair value of financial liabilities for disclosure purposes is estimated by discounting the future contractual cash flows at the current market interest rate that is available to the Group for similar financial instruments, unless the effect of discounting will be immaterial.

JUSSEY INVESTMENTS LIMITED

(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4	Critical accounting estimates and judgements

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions which have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below:

(a)	Depreciation of property, plant and equipment

Impairment review for property, plant and equipment are performed by management annually. In determining the impairment of these assets, assumptions and economic estimates have to be made. Management determines the estimated useful lives and related depreciation charges for the Group s property, plant and equipment. Management will revise the depreciation charge where useful lives are different to those previously estimated, or it will write off or write down technically obsolete or non-strategic assets that have been abandoned or sold.

(b)	Income tax

The Group recognises liabilities for anticipated tax exposure based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax provisions in the year in which such determination is made.

(c)	Fair value of derivatives and other financial instruments

The fair value of financial instruments that are not traded in an active market (for example, over-the-counter derivatives) is determined by using valuation techniques. The group uses its judgement to select a variety of methods and make assumptions that are mainly based on market conditions existing at the end of each reporting period. The fair value of the foreign currency non-deliverable forward contract was valued by an independent appraisal firm which has been engaging with appropriate qualification and recent experience in the valuation of similar financial instruments being valued.

(d)	Impairment of inventories and trade receivables

The Group assesses annually whether its inventories and trade receivables have any indication of impairment. The recoverable amounts of inventories and trade receivables have been determined mainly based on the age and quality of inventories and past repayment history by the customers respectively. This assessment requires the use of judgement and estimates exercised by the management.

JUSSEY INVESTMENTS LIMITED
(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5	Property, plant and equipment

Group

		Furniture,
	Leasehold	fixtures and		Plant and	Motor
	improvement	equipment	Tools	machinery	vehicles	Total

At 1 April 2010

Cost	278,520	75,153	14,556	659,046	-	1,027,275
Accumulated depreciation	(111,408)	(24,035)	(4,764)	(244,228)	-	(384,435)

Net book amount	167,112	51,118	9,792	414,818	-	642,840

Year ended 31 March 2011

Opening net book amount	167,112	51,118	9,792	414,818	-	642,840
Additions	-	24,354	17,225	86,255	50,301	178,135
Depreciation	(55,704)	(19,836)	(6,356)	(150,593)	(15,090)	(247,579)
Exchange alignment	-	124	-	372	-	496

Closing net book amount	111,408	55,760	20,661	350,852	35,211	573,892

At 31 March 2011 and 1 April 2011

Cost	278,520	99,618	31,781	743,088	50,301	1,203,308
Accumulated depreciation	(167,112)	(43,858)	(11,120)	(392,236)	(15,090)	(629,416)

Net book amount	111,408	55,760	20,661	350,852	35,211	573,892

Year ended 31 March 2012

Opening net book amount	111,408	55,760	20,661	350,852	35,211	573,892
Additions	76,328	25,786	33,131	423,385	4,411	563,041
Disposal	-	(836)	-	-	-	(836)
Depreciation	(70,970)	(25,084)	(13,046)	(235,381)	(16,413)	(360,894)
Write-back	-	334	-	-	-	334
Exchange alignment	-	1,666	127	20,059	1,492	23,344

Closing net book amount	116,766	57,626	40,873	558,915	24,701	798,881

At 31 March 2012

Cost	354,848	124,898	64,912	1,189,181	54,765	1,788,604
Accumulated depreciation	(238,082)	(67,272)	(24,039)	(630,266)	(30,064)	(989,723)

Net book amount	116,766	57,626	40,873	558,915	24,701	798,881

JUSSEY INVESTMENTS LIMITED

(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5	Property, plant and equipment (Continued)

Depreciation expense of $360,894 (2011: $247,579) has been expensed in cost of sales and administrative expenses.

Plant and machinery with carrying amounts of $295,897 (2011: Nil) have been acquired under finance lease agreement.

6	Financial instruments by category

		Assets at fair
		value through
	Loans and	the profit &
	receivables	loss	Total
31 March 2012
Assets as per balance sheet
- Derivative financial instruments (Note 8)	-	3,799	3,799
- Trade and other receivables excluding prepayments (Note 9)	858,260	-	858,260
- Pledged bank deposits (Note 10)	132,573	132,573
- Cash and cash equivalents (Note 11)	101,818	-	101,818
Total	1,092,651	3,799	1,096,450

	Other financial
	liabilities at
	amortised cost	Total
Liabilities as per balance sheet
- Trade and other payables (Note 14)	12,275,929	12,275,929
- Bank overdrafts (Note 15)	69,976	69,976
- Obligations under finance leases (Note 16)	328,775	328,775
Total	12,674,680	12,674,680

		Assets at fair
		value through
	Loans and	the profit &
	receivables	loss	Total
31 March 2011
Assets as per balance sheet
- Trade and other receivables excluding prepayments (Note 9)	1,457,387	-	1,457,387
- Pledged bank deposits (Note 10)	132,423	132,423
- Cash and cash equivalents (Note 11)	118,908	-	118,908
Total	1,708,718	-	1,708,718

JUSSEY INVESTMENTS LIMITED
(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6	Financial instruments by category (Continued)

	Other financial
	liabilities at
	amortised cost	Total
Liabilities as per balance sheet
- Trade and other payables (Note 14)	10,972,095	10,972,095
- Bank overdrafts (Note 15)	59,073	59,073
- Obligations under finance leases (Note 16)	110,330	110,330
Total	11,141,498	11,141,498

7	Inventories

	2012	2011

Stock in trade
Finished goods	564,928	1,547,709
Finished goods consigned outward	16,723	-
Finished goods recoverable samples	948	-
Work-in-progress	82,300	114,896
Raw materials	488,170	651,461
	1,153,069	2,314,066
Less: Provision for impairment	(338,940)	(1,448,179)
	814,129	865,887

The cost of inventories recognised as an expense and included in cost of sales amounted to $5,985,636 (2011:$4,899,756).

As at 31 March 2012, the Group had consigned finished goods to the licensees, Aristo Technologies Limited, Atlantic Ocean (H.K.) Limited, Able Technology Limited and 2P Station, amounting to $2,075, $4,548, $9,902 and $197 respectively. Since the Group cannot supervise the activities of the licensees, the directors consider that it is possible that the Group may not be able to recover possession of all or part of these consigned finished goods in the event that the licensees are unable to meet their financial obligations. The directors are not aware of any circumstances that the licensees are unable to meet their financial obligations.

Other than the consigned finished goods, the directors are of the opinion that the underlying value of the inventories is not less than its carrying amount as at 31 March 2012 in the consolidated balance sheet.

JUSSEY INVESTMENTS LIMITED
(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8	Derivative financial instruments

	2012		2011
	Assets	Liabilities	Assets	Liabilities

Foreign exchange derivatives
Currency forwards	3,799	-	-	-

The Group has entered into a foreign currency non-deliverable forward contract to manage its foreign currency and exchange rate exposures which did not meet the criteria for hedge accounting. Changes in the fair value amounting to $3,799 (2011: Nil) were charged to the statement of comprehensive income during the year. The carrying amount of this financial instrument is the same as its fair value at the reporting date.

The fair value of the foreign currency non-deliverable forward contract was valued by an independent appraisal firm, Roma Appraisals Limited, which has appropriate qualification and recent experience in the valuation of similar financial instruments being valued.

9	Trade and other receivables

	2012	2011

Trade receivables	703,718	526,205
Other receivables	148,400	259,497
Deposits	6,142	-
Amounts due from related parties	-	671,685

	858,260	1,457,387

The carrying values of the trade and other receivables approximate their fair values as at 31 March 2012 and 2011 and are denominated in the following currencies:

	2012	2011

Hong Kong dollars	375,266	1,052,571
Renminbi	65,022	278,194
United States dollars	417,972	126,622

	858,260	1,457,387

JUSSEY INVESTMENTS LIMITED
(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9	Trade and other receivables (Continued)

As at 31 March 2012, trade receivables of $464,607 (2011: $339,751) were past due but not impaired. These relate to a number of independent customers for whom there is no recent history of default. The ageing analysis of these trade receivables is as follows:

	2012	2011
Past due by:
Less than 30 days	191,827	107,744
31-90 days	218,031	158,701
Over 90 days	54,749	73,306

	464,607	339,751

The directors are of the opinion that no trade and other receivables as at the balance sheet date were impaired.

10	Pledged bank deposits

Bank deposit has been pledged to a bank to secure for banking facilities granted to the Group.

11	Cash and cash equivalents

The carrying values of the cash and cash equivalents are denominated in the following currencies:

	2012	2011
Cash and cash equivalents
(excluding bank overdrafts)
- Hong Kong dollars	19,777	59,195
- Renminbi	29,710	53,922
- United States dollars	50,099	5,791
- Euro	2,232	-

	101,818	118,908

Cash, cash equivalents and bank overdrafts include the following for the purposes of the statement of cash flows:

	2012	2011

Cash and cash equivalents	101,818	118,908
Bank overdrafts	(69,976)	(59,073)

	31,842	59,835

12	Share capital

The Company was incorporated in British Virgin Islands on 30 September 2011 with an authorized share capital of $50,000 divided into 50,000 ordinary shares of $1 each.

On date of incorporation, 1 ordinary share was issued and fully paid.

JUSSEY INVESTMENTS LIMITED
(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13	Reserves

Accumulated
losses

Balance at 1 April 2010	(4,492,002)

Loss for the year	(2,366,553)
Other comprehensive income:
- Currency translation difference	(13,889)

Total comprehensive income	(2,380,442)

Transfer to non-controlling interest	476,088

(1,904,354)

Balance at 31 March 2011 and 1 April 2011	(6,396,356)

Loss for the year	(2,016,607)
Other comprehensive income:
- Currency translation difference	21,188

Total comprehensive income	(1,995,419)

Transfer to non-controlling interest	334,451

(1,660,968)

Balance at 31 March 2012	(8,057,324)

14	Trade and other payables

	2012	2011

Trade payables	176,900	292,658
Other payables	11,877,700	335,659
Accruals	41,097	-
Amount due to a subsidiary director (Note 23)	180,232	171,729
Amount due to related parties	-	10,172,049

	12,275,929	10,972,095

JUSSEY INVESTMENTS LIMITED
(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14	Trade and other payables (Continued)

The carrying values of trade and other payables approximate their fair values as at 31 March 2012 and 2011 and are denominated in the following currencies:

	2012	2011

Hong Kong dollars	11,434,278	10,619,292
Renminbi	730,661	292,986
United State dollars	110,990	59,817

	12,275,929	10,972,095

15	Bank borrowings, secured and banking facilities

(a)	Bank borrowings are analysed as follows:

	2012	2011

Bank overdrafts
(Note (i) and Note 21(a))	69,976	59,073

(i)	Bank overdrafts

At 31 March 2012, the effective interest rate of bank overdrafts at the balance sheet date was 6.25% (2011: 6.25%) per annum. The bank overdraft is secured by fixed deposit, property, plant and equipment, personal guarantee given by a third party and corporate guarantee given by related parties and third parties.

(b)	Banking facilities

As at 31 March 2012, the Group had certain banking facilities, including short term bank loans, trade financing and bank overdrafts of $384,615 (2011: $384,615), of which $69,976 (2011: $59,073) was utilised by the Group. These banking facilitates are secured by:

(i)	pledged bank deposits (Note 10) of approximately $128,205 (2011: $128,205);

(ii)	personal guarantee and indemnity for an unlimited amount given by a former director of a subsidiary;

(iii)	corporate guarantees and indemnities for an unlimited amount given by companies controlled by a former director of a subsidiary or his related parties;

(iv)	third legal charge on a property owned by a Company controlled by a former director of a subsidiary; and

(v)	machineries owned by a subsidiary (Note 5).

JUSSEY INVESTMENTS LIMITED
(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16	Obligations under finance leases Group

As at 31 March 2012, the finance lease liabilities of the Company were repayable as follows:

	2012	2011

Finance lease liabilities - minimum lease payments

Within one year	46,154	114,047
In the second year to fifth year	184,615	-
After fifth year	138,461	-

	369,230	114,047
Future finance charges on finance lease	(40,455)	(3,717)

The present value of finance lease liabilities	328,775	110,330

	2012	2011

The present value of finance lease liabilities is repayable as follows

Within one year	41,097	110,330
In the second year to fifth year	287,678	-

	328,775	110,330

17	Turnover and other income

	2012	2011
Revenue / Turnover
Sales of goods	6,562,947	4,380,106

Other income
Assembly income	1,699	14,502
Bank interest income	99	53
Commission income	2,051	-
Fixed deposit interest	150	57
Gain from derivative financial instrument	3,799	-
Insurance claim	-	2,485
Management income	-	4,801
Profit on disposal of machinery	12,764	-
Service income	2,587	-
Sundry income	183,375	82,903

	206,524	104,801

JUSSEY INVESTMENTS LIMITED
(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18	Expenses by nature

	2012	2011

Auditors remuneration	20,000	-
Cost of inventories sold	5,985,636	4,899,756
Depreciation of property, plant and equipment (Note 5)	360,894	247,579
Staff costs
- salaries and other benefits	873,306	854,310
- pension costs defined contribution plan	33,520	32,531
Other expenses	1,497,679	784,298

Total cost of sales, selling and distribution expenses,
administrative expenses and other operating expenses	8,771,035	6,818,474

19	Finance costs

	2012	2011

Bank charges	3,427	3,255
Short term bank loan Interest	-	156
Bank overdraft interest	925	1,066
Bank term loan interest	-	1,594
Bank machine loan interest	3,799	10,459
Exchange difference	1,835	2,112
Hire purchase charge	5,057	-

	15,043	18,642

20	Income tax expense

The Group is subject to income tax on an entity basis on profits arising in or derived from the jurisdictions in which members of the Group are domiciled and operated.

	2012	2011
Current income tax
- PRC corporate income tax	-	14,344
- Hong Kong profits tax	-	-

Income tax expense	-	14,344

PRC corporate income tax (“CIT”) has been provided at a rate of 25% (2011: 25%) on the taxable income as reported in the statutory accounts of the companies comprising the Group, which are prepared in accordance with PRC GAAP, as adjusted for income and expenses items which are not assessable or deductible for income tax purposes.

No Hong Kong profits tax has been provided as the Group s entities have no estimated assessable profit for the year (2011: Nil).

JUSSEY INVESTMENTS LIMITED
(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

20	Income tax expense (Continued)

The taxation on the Group s loss before taxation differs from the theoretical amount that would arise using the taxation rate of the home country of the Company s subsidiary as follows:

	2012	2011

Loss before income tax	(2,016,607)	(2,352,209)

Tax at applicable losses in the jurisdiction concerned	(332,740)	(388,114)
Tax effect of non-deductible expenses	54,635	82,125
Tax effect of non-taxable income	(5,988)	(35,499)
Tax effect of other allowance	(16,575)	(21,573)
Tax effect of asset claiming for full deduction for tax purposes	(2,495)	(2,395)
Tax effect of balancing charge	124	30,506
Tax effect of tax losses (recognised) / unrecognised	303,039	334,950
Others	-	14,344

Income tax expense	-	14,344

21	Notes to consolidated cash flow statement

(a)	Analysis of balances of cash and cash equivalents:

	2012	2011

Cash and cash equivalents (Note 11)	101,818	118,908
Bank overdrafts (Note 15(a)(i))	(69,976)	(59,073)

	31,842	59,835

(b)	Analysis of changes in obligations under finance leases during the year:

	2012	2011

At the beginning of the year	110,330	213,919
Inception of finance leases	328,775	-
Payment of capital element of finance leases	(110,330)	(103,589)

At the end of the year	328,775	110,330

JUSSEY INVESTMENTS LIMITED
(All amounts in United States dollars unless otherwise stated)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

22	Commitments under operating leases

The future aggregate minimum lease payments of the Group and the Company under non- cancellable operating leases in respect of leasehold land and buildings are as follows:

	2012	2011
Offices

- Not later than one year	160,973	242,818
- Later than one year and not later than five years	844,268	858,743

	1,005,241	1,101,561

23	Related party transactions

At the balance sheet date, the Company is controlled by Li Zhiming, which owns 100% of the Company s shares.

The amount due from / (to) a subsidiary director is unsecured, non-interest-bearing and repayable on demand.

24	Events after balance sheet date

In March 2012, ACL Semiconductors Inc., a company listed on the Over The Counter Bulletin Broad in the United States of America, have indicated that they may acquire the controlling interest of the Group.

EXHIBIT 99.2          (b)          The pro forma financial information for the three and six months ended June 30, 2012 of the Company and its subsidiaries concerning the Acquisition.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following unaudited pro forma condensed combined statement of operations of ACL Semiconductors Inc., (“ACL” or the "Company") gives effect to the merger of ACL and Jussey Investments Limited ("Jussey") as if such transaction occurred at the beginning of the periods presented. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2012 is derived from the unaudited financial statements of ACL and Jussey for the six months ended June 30, 2012. The unaudited pro forma condensed combined statement of operations for the three months ended June 30, 2012 is derived from the unaudited financial statements of ACL and Jussey for the three months ended June 30, 2012.

The unaudited pro forma condensed combined balance sheet at June 30, 2012 gives effect to the Merger of ACL and Jussey as if such transaction occurred on January 1, 2012. The unaudited pro forma condensed combined balance sheet is derived from the historical balance sheets of ACL and Jussey as of June 30, 2012.

The unaudited pro forma condensed combined financial data do not reflect the effects of any anticipated changes to be made by ACL in its operations from the historical operations and are presented for informational purposes only and should not be construed to be indicating (i) the results of operations or the financial position of ACL that actually would have occurred had the proposed merger been consummated as of the dates indicated or (ii) the results of operation or the financial position of ACL in the future.

The proposed Merger is expected to be accounted for as a merger and acquisition and it is the intention of the parties to continue the operations of ACL and its subsidiary, and Jussey and subsidiary as ACL subsidiaries.

The following pro forma condensed combined financial data and notes are qualified in their entirety by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operation," the consolidated financial statements and notes thereto of ACL and Jussey and other historical information included elsewhere in this filing.

ACL Semiconductors Inc.

Pro forma Condensed Combined Balance Sheet

As of June 30, 2012

	ACL	Jussey		Adjustments	Pro Forma
Assets
Cash and cash equivalents	$(103,315)	$43,213		$-	$(60,102)
Restricted cash	2,089,041	132,639			2,221,680
Accounts receivable, net	12,282,501	741,864			13,024,365
Inventories	3,159,210	714,397			3,873,607
Other current assets	281,533	0			281,533
Property, plant and equipment	9,552,544	702,722		(480,833)	9,774,433
Investment	2,604,567	947			2,605,514
Goodwill				10,872,352	10,872,352
Other deposit	122,162	6,142			128,304
Amount due from related company	5,103,430	0			5,103,430
Total assets	$35,091,673	$2,341,924		$10,391,519-	$47,825,116

Liabilities and stockholders’ deficit
Accounts payable	$109,681	$11,974,152			12,083,833
Amount due to related parties	7,257,702	791,877		(443,846)	7,605,733
Accrual	313,589	55,090			368,679
Line of credit/loan facilities	9,629,600				9,629,600
Bank loan	6,847,819	50,073			6,897,892
Capital lease – current portion	96,914				96,914
Income tax payable	(320,707)				(320,707)
Due to shareholders	112,385	180,232		2,200,000	2,492,617
Other current liabilities	7,815,617				7,815,617
Capital lease – noncurrent portion	188,305				188,305
Deferred tax liabilities	63,245				63,245
Total liabilities	$32,114,150	$13,051,424		$0	$46,927,728
NET ASSETS	$2,977,523	$(10,709,588)		$8,635,365	$903,388

Stockholders’ equity:
Common stock	34,831	1		(1)	34,831
Paid-in capital	3,753,577				3,753,577
Accumulated deficit	(810,885)	(8,673,641	)-	8,636,654	(847,872)
Accumulated other comprehensive loss		1,288		(1,288)	0
Non-controlling interest		(2,037,148)			(2,037,148)
Total stockholders’ equity	$2,977,523	(10,709,500)		8,635,365	903,388

ACL Semiconductors Inc.

Pro forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2012

	ACL	Jussey	Adjustments	Pro Forma
Net sales	$73,778,901	$2,329,331	$-	$76,108,232

Cost of revenue	(73,024,299)	(2,315,634)		(75,339,933)

Gross profit (loss)	754,602	13,696		768,298

Selling, general and administrative expenses	(2,306,817)	(1,468,208)	(11,382)	(3,786,406)

Income (loss) from operations	(1,552,215)	(1,454,511)		(3,018,108)

Other income (expenses)	(433,157)	(152,690)	(25,605)	(306,072)

Income (loss) from operations before income taxes	(1,985,372)	(1,301,821)	(36,987)	(3,324,181)

Income tax provision	-	(4,335)		(4,353)

Net income (loss)	(1,985,372)	(1,306,175)	(36,987)	(3,328,534)

Foreign currency translation gain(loss)	-	634		634

Income (Loss) before dividend	(1,985,372)	(1,305,541)	(36,987)	(3,327,900)

Dividend	(7)	0
				(7)
Income(Loss) before non-controlling interest	(1,985,379)	(1,305,541)	(36,987)	(3,227,907)

Non-controlling interest	-	207,795		207,795

Comprehensive loss	$(1,985,379)	$(1,097,746)	$(36,987)	$(3,120,112)

Per share information – basic and fully diluted:
Weighted average shares outstanding	30,109,898	1	(1)	30,109,898
Net earnings (loss) per share, basic	(0.07)	(1,097,746)		$(0.11)

ACL Semiconductors Inc

Pro forma Condensed Combined Statement of Operations

For the Three Months Ended June 30, 2012

	ACL	Jussey	Adjustments	Pro Forma

Net sales	$31,365,881	$948,021	$-	$(30,109,898)

Cost of sales	(30,976,050)	(978,059)		(31,954,109)

Gross profit (loss)	389,831	(30,037)		359,794

Selling, general and administrative expenses	(1,111,814)	(745,706)	(5,691)	(1,863,211)

Income (loss) from operations	(721,983)	(775,743)		(1,503,417)

Other (expenses)	(397,720)	48,734	(12,803)	(361,788)

Income (loss) from operations before income taxes	(1,119,703)	(727,009)	(18,494)	(1,865,205)

Income tax provision	-	(2,589)		(2,589)

Net income (loss)	(1,119,703)	(729,598)	(18,494)	(1,867,794)

Foreign currency translation gain(loss)	-	1,360		1,360

Net income(loss) before dividend	(1,119,703)	(728,238)	(18,494)	(1,847,941)

Dividend	(7)	-		(7)

Net income before non-controlling interest	(1,119,710)	(728,238)	(18,494)	(1,866,442)
Non-controlling interest	-	115,449		115,449

Comprehensive loss	$(1,119,710)	$(612,789)	$(18,494)	$(1,750,993)

Per share information – basic and fully diluted:
Weighted average shares outstanding	30,109,898	1	(1)	30,109,898
Net earnings (loss) per share, basic	(0.04)	(729,598)		$(0.06)

ACL Semiconductors Inc

Notes to Condensed Combined Pro forma Financial Statements

Note 1. Description of the Transaction

On September 28, 2012, ACL Semiconductors Inc., a Delaware corporation (“ACL”), executed a Stock Sale and Purchase Agreements (the “S&P Agreements”) with the sole shareholder (the “Investor”) of Jussey Investments Limited, a British Virgin Islands corporation ("Jussey") who is the sole owner of one hundred percent (100%) of the outstanding shares of Jussey. Pursuant to the terms of the SPA, the shareholder agreed to sell common stock of Jussey on his hand which represented all shares of common stock of Jussey owned by the Investor, and ACL agreed to pay the whole amount of US$2,2 millions in full value as consideration. At the time of closing under the SPA, the Investor will transfer 100% ownership of such shares to ACL, and ACL will pay in cash at a total of $2,200,000 to the Investor in exchange for his Jussey Shares. The effect of the transaction will be to make Jussey and its subsidiaries wholly-owned and 80.00% owned subsidiaries of ACL, and to cause a change of control of Jussey. Following the closing, there will be no change of control in ACL.

The transaction is being accounted for as a “cash acquisition,” since the stockholders of Jussey will be paid by cash following the completion of the transaction. ACL is the legal and accounting acquirer in this merger and acquisition. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements for periods prior to the transaction will be the combination of ACL and Jussey and its subsidiaries, and will be recorded at the historical cost basis since the fair market value of Jussey is closed to its historical value. In addition, the new product line and related project sales which was calculated at discount cash flow model will be accounted for as goodwill and be amortized in accordance with the life of the projected contracts which will be three years or less. After completion of the transaction, ACL’s consolidated financial statements will include the assets and liabilities of ACL, Jussey and its subsidiaries, and the shareholders’ equity of ACL; the historical operations of ACL, Jussey and its subsidiaries, and the operations of ACL, Jussey and its subsidiaries from the closing date of the transaction.

Note 2. Presentation

The Pro forma condensed consolidated financial statements gives effect to the transaction as if occurred at the beginning of the periods presented.